As filed with the Securities and Exchange Commission on May 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Tejas Incorporated

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3577716 (I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400
Austin, Texas 78746
(Address of Principal Executive Offices)

First Amended and Restated
Westech Capital Corp.
1999 Stock Option Plan
(Full Title of the Plan)

Kurt J. Rechner
President and Chief Operating Officer
2700 Via Fortuna, Suite 400
Austin, Texas 78746
(512) 306-8222
(Name, address and telephone number of agent for service)

Copy to:
Timothy L. LaFrey
Akin Gump Strauss Hauer & Feld LLP
300 West 6th Street, Suite 2100
Austin, Texas 78701
(512) 499-6200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock (1)	1,200,000	$15.875	$19,050,000	$2,243.00

(1)	Upon a future stock split, stock dividend or similar transaction involving the common stock of the Registrant and during the effectiveness of this Registration Statement, the number of securities registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on average of the bid and ask price per share of common stock on May 23, 2005, as reported by the Over-The-Counter Bulletin Board.

INTRODUCTORY STATEMENT STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES
SIGNATURES
Opinion and Consent of Akin Gump Strauss Hauer & Feld LLP
Consent of KPMG LLP
Consent of Ernst & Young LLP
Consent of Helin, Donovan, Trubee & Wilkinson, LLP

INTRODUCTORY STATEMENT
STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

     The additional shares to be registered by this registration statement are of the same class as those securities covered by Tejas Incorporated’s previously filed registration statement on Form S-8 filed on July 8, 2004 (Registration No. 333-117234) (the “Registration Statement”) with respect to the First Amended and Restated Westech Capital Corp. 1999 Stock Option Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement, including reports under the Securities Exchange Act of 1934, as amended, that Tejas Incorporated filed after the date of the Registration Statement to maintain current information about Tejas Incorporated, are incorporated herein by reference.

Item 8. Exhibits.

No.	Description
4.1	First Amended and Restated Westech Capital Corp. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	First Amendment to First Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed on November 9, 2004).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Helin, Donovan, Trubee & Wilkinson, LLP, Independent Registered Public Accounting Firm

23.4*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	filed herewith

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 25, 2005.

TEJAS INCORPORATED
By:	/s/ Kurt J. Rechner
Kurt J. Rechner, President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each of such persons appoints Kurt J. Rechner and John F. Garber, or either of them, with full power to act, his true and lawful attorney-in-fact and agent of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this Registration Statement on Form S-8, including amendments thereto, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John J. Gorman John J. Gorman	Chairman of the Board	May 25, 2005

/s/ Mark M. Salter Mark M. Salter	Chief Executive Officer (Principal Executive Officer)	May 25, 2005

/s/ Kurt J. Rechner Kurt J. Rechner	President, Chief Operating Officer and Secretary Chief Financial Officer and Treasurer	May 25, 2005

/s/ John F. Garber John F. Garber	(Principal Financial Officer and Principal Accounting Officer)	May 25, 2005

/s/ Barry A. Williamson Barry A. Williamson	Director	May 25, 2005

/s/ Clark N. Wilson Clark N. Wilson	Director	May 25, 2005

/s/ William A. Inglehart William A. Inglehart	Director	May 25, 2005

/s/ Dennis G. Punches Dennis G. Punches	Director	May 25, 2005

/s/ Charles H. Mayer Charles H. Mayer	Director	May 25, 2005

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INDEX TO EXHIBITS

No.	Description
4.1	First Amended and Restated Westech Capital Corp. 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	First Amendment to First Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed on November 9, 2004).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Helin, Donovan, Trubee & Wilkinson, LLP, Independent Registered Public Accounting Firm

23.4*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	filed herewith

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